Exhibit 99.1
For Immediate Release
June 21, 2010
Clearwire Announces Expiration of Rights Offering
Kirkland, Wash., — June 21, 2010 — Clearwire Corporation (NASDAQ: CLWR) (the “Company”) announced today that the subscription period of its previously announced rights offering of up to an aggregate of 93,903,300 shares of Class A common stock (which includes 44,696,812 shares issuable upon the exercise of rights issued to certain stockholders who, on their own behalf, agreed not to exercise or transfer any rights they received pursuant to the rights offering, subject to limited exceptions), par value $0.0001 per share, at the subscription price of $7.33 per share, expired at 5:00 p.m., New York City time, on June 21, 2010. Preliminary results indicate that rights to purchase approximately 39.7 million shares of Class A common stock were exercised for an aggregate purchase price of approximately $290.8 million.
This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities mentioned in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The rights offering was made only by means of a prospectus. Shareholders and holders of warrants or employee equity incentives needing assistance in connection with the rights offering should contact Georgeson, Inc., the Information Agent for the rights offering at (800) 279-6913.
About Clearwire
Clearwire Corporation (NASDAQ:CLWR), through its operating subsidiaries, is a leading provider of wireless broadband services. Clearwire’s 4G network is currently available in areas of the U.S. where approximately 51 million people live and the company plans to continue to expand its 4G coverage. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides an unprecedented combination of speed and mobility to deliver next generation broadband access. The Company markets its service through its own brand called CLEAR® as well as through its wholesale relationships with Sprint, Comcast and Time Warner Cable. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. Clearwire is headquartered in Kirkland, Wash. Additional information is available at http://www.clearwire.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the securities laws. The statements in this release regarding the expiration of the rights offering and other statements that are not historical facts are forward-looking statements. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed,” “plan” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are projections reflecting management’s judgment and assumptions based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, increases in interest rates and operating costs, general volatility of the capital markets, our ability to access the capital markets, and changes in the competitive environment in our industry and the markets where we invest. For a more detailed description of the factors that could cause such a difference, please refer to Clearwire’s filings with the Securities and Exchange Commission, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K filed on February 24, 2010 and our Quarterly Report on Form 10-Q filed on May 6, 2010. Clearwire assumes no obligation to update or supplement such forward-looking statements. Clearwire believes the forward-looking statements in this release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Clearwire is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.
Source: Clearwire Corporation
Contacts:
Investor Relations:
Paul Blalock, 425-636-5828
paul.blalock@clearwire.com
Media Relations:
Susan Johnston, 425-216-7913
susan.johnston@clearwire.com
JLM Partners for Clearwire
Jeremy Pemble, 425.930.7998
Jeremy@jlmpartners.com

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